Exhibit 99.1
Earnings Release
INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND FISCAL YEAR ENDED APRIL 30, 2014
Minot, ND – June 30, 2014 – Investors Real Estate Trust (NYSE: IRET) reported financial and operating results today for the quarter and fiscal year ended April 30, 2014.
During the three month period ended April 30, 2014, IRET's revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis decreased for the three month period ended April 30, 2014 compared to the same period of the prior fiscal year. We reported a net loss available to common shareholders for the fourth quarter of fiscal year 2014.
For the three month period ended April 30, 2014, as compared to the same period of the prior fiscal year:
•	Revenues increased to $67.0 million from $64.2 million.
•
Total expenses increased by approximately $43.3 million, or 97.1%, in the three months ended April 30, 2014 compared to the three months ended April 30, 2013, from $44.6 million to $87.9 million. This increase was primarily due to non-cash impairment expense of $37.8 million recognized during the fourth quarter of fiscal year 2014.

•
FFO decreased to $17.6 million on approximately 129,244,000 weighted average shares and units outstanding, from $22.1 million on approximately 118,192,000 weighted average shares and units outstanding ($.14 per share and unit compared to $.19 per share and unit).

•
Net Loss Available to Common Shareholders, as computed under generally accepted accounting principles, was $31.4 million compared to $7.1 million of Net Income Available to Common Shareholders in the same period of the prior fiscal year.

During the fiscal year ended April 30, 2014, IRET's revenues increased from the prior year. FFO overall increased and on a per share and unit basis decreased for the twelve month period ended April 30, 2014 compared to prior fiscal year. We reported a net loss available to common shareholders for fiscal year 2014.
For the fiscal year ended April 30, 2014, as compared to the prior fiscal year:
•	Revenues increased to $265.5 million from $248.1 million.
•	Total expenses increased by approximately $62.7 million, or 36.4%, in the twelve months ended April 30, 2014 compared to the twelve months ended April 30, 2013, from $172.1 million to $234.8 million.
•
FFO increased to $79.9 million on approximately 127,028,000 weighted average shares and units outstanding, from $78.9 million on approximately 114,535,000 weighted average shares and units outstanding ($.63 per share and unit compared to $.69 per share and unit).

•
Net Loss Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $24.7 million compared to Net Income Available to Common Shareholders of $16.3 million in the prior fiscal year.

Significant Events and Transactions during the fourth quarter of fiscal year 2014:
•
The acquisition of an approximately 39,500-square foot senior housing property in Fruitland, Idaho, on approximately 2.3 acres of land, for a purchase price, paid in cash, of approximately $7.1 million.

•	The issuance of certificates of occupancy for 54 units of a planned 288 units in the Company's Renaissance Heights I apartment project in Williston, North Dakota.
•
Signature of sales agreements for the disposition of a commercial office property in Maple Grove, Minnesota, for a sales price of $7.2 million, and for the disposition of a commercial office property in Edina, Minnesota, for a sales price of $3.1 million. The sale of the Edina property closed on May 19, 2014; the sale of the Maple Grove property is still pending.

IRET's President and Chief Executive Officer, Timothy Mihalick, commented, "I am pleased with our financial and operational results for the year. We have a quality pipeline of development projects in process, and we achieved a strong lease-up at our projects placed in service during the year: our Landing at Southgate apartment project in Minot, North Dakota; Cypress Court apartments in St. Cloud, Minnesota, and River Ridge apartments in Bismarck, North Dakota. While the significant non-cash impairments recognized during the year resulted in a net loss as computed under generally accepted accounting principles, our revenues increased across all segments compared to the prior fiscal year. We continue to be excited about the outcome of the strategic planning process we completed during the year. We expect our strategic plan to continue to drive change for us over the next several years, as we focus on identifying properties for disposition and direct new investments primarily toward our healthcare (in particular, senior housing) and multi-family residential segments."
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1    The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis."  In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.
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Operating Results
Net Operating Income (NOI)2 from all properties decreased by approximately $3.7 million, or 8.9%, during the three-month period ended April 30, 2014, compared to the same period one year ago. Non-same-store properties accounted for approximately $452,000 of the decrease, while NOI from same-store properties decreased by $3.2 million.
Fourth quarter same-store NOI compared to the same quarter of the prior fiscal year was impacted primarily by a $1.1 million increase in utilities expense due to extreme cold weather conditions across all of our markets in the quarter, and by the impact of the recognition of a $1.2 million gain on involuntary conversion in the fourth quarter of fiscal year 2013.  With sustained high occupancy in our multi-family residential segment, we continue to see opportunity to increase revenue in that segment. In the fourth quarter of fiscal year 2014, our same-store multi-family residential properties provided additional revenue of approximately $411,000 compared to the same quarter of the prior fiscal year; however, this increase was offset by decreases in revenue in our commercial office and industrial segments.
NOI from all properties increased by $5.4 million, or 3.5%, during the fiscal year ended April 30, 2014, compared to the prior fiscal year. Non-same-store properties accounted for $4.5 million of the increase, while same-store properties added approximately $874,000.
Our non-same-store portfolio, consisting primarily of development projects placed in service, is providing continued positive NOI growth, although delivery of certain of these projects in fiscal year 2014 was delayed due to unusually harsh weather conditions. However, once placed in service, these projects achieved a relatively rapid lease-up. Same-store NOI increased by $874,000 in fiscal year 2014 compared to the prior fiscal year. Same-store NOI was also impacted in the fiscal year ended April 30, 2014 by expenses related to the unusually cold winter, primarily utility expenses, which were $2.1 million higher than in the prior fiscal year.  We generally recover these increased utility costs from our commercial tenants, but only for occupied space; we bear utility costs for vacant space. Overall, revenues from same-store properties increased by $6.3 million compared to revenues in the prior fiscal year, primarily due to continued strength in occupancy in our multi-family residential segment, increased percentage rents in our commercial medical segment, and increased tenant reimbursements in our commercial office segment.  Detail on NOI by segment is provided in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2014, filed on June 30, 2014 (the "2014 10-K").
Physical occupancy as of April 30, 2014 compared to April 30, 2013 increased in two of our five reportable segments (commercial healthcare and commercial retail), decreasing in our multi-family residential, commercial office and commercial industrial segments, on a same-store basis and an all-property basis. The decrease of 8.6% in physical occupancy in our commercial industrial segment was due to the expiration of a single lease for 147,600 square feet at our Eagan, Minnesota property on April 30, 2013.  At April 30, 2014 our same-store industrial commercial segment was comprised of six properties, five of which were 100% occupied and the Eagan, Minnesota property which was approximately 25.2% occupied. Physical occupancy represents the actual number of units or square footage leased divided by the total number of units or square footage at the end of the period.
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2	We measure the performance of our segments based on NOI, which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance, property management expenses and other property expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
3	Same-store properties are properties owned or in service for the entirety of the periods being compared, and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for commercial office, healthcare, industrial and retail properties.

Physical Occupancy Levels on a Same-Store Property and All Property Basis:
	Same-Store Properties(a)		All Properties
	As of April 30,		As of April 30,
Segments	Fiscal 2014	Fiscal 2013	Fiscal 2014	Fiscal 2013
Multi-Family Residential	94.5%	95.3%	93.0%	94.6%
Commercial Office	81.4%	81.5%	80.7%	80.8%
Commercial Healthcare	96.2%	94.9%	96.3%	94.7%
Commercial Industrial	87.3%	95.7%	87.8%	96.4%
Commercial Retail	87.3%	86.9%	87.4%	87.0%

a.	Non-same-store properties consist of the following properties (re-development and in-service development properties are listed in bold type):
FY2014 -	Multi-Family Residential -
Alps Park, Rapid City, SD; Chateau I, Minot, ND; Colonial Villa, Burnsville, MN; Colony, Lincoln, NE; Cypress Court, St. Cloud, MN; First Avenue, Minot, ND; Lakeside Village, Lincoln, NE; Landing at Southgate, Minot, ND; Pinecone Villas, Sartell, MN; Ponds at Heritage Place, Sartell, MN; Quarry Ridge II, Rochester, MN; Renaissance Heights I, Williston, ND; River Ridge, Bismarck, ND; Southpoint, Grand Forks, ND; Villa West, Topeka, KS; Whispering Ridge, Omaha, NE and Williston Garden, Williston, ND.
Total number of units, 2,369.

	Commercial Office -	Dewey Hill Business Center, Edina, MN. Total rentable square footage, 73,338.
	Commercial Healthcare -	Jamestown Medical Office Building, Jamestown, ND; Legends at Heritage Place, Sartell, MN and Spring Creek Fruitland, Fruitland, ID. Total rentable square footage, 182,896.
	Commercial Industrial -	Minot IPS, Minot, ND and Stone Container, Roseville, MN. Total rentable square footage, 45,448.
	Commercial Retail -	Arrowhead First International Bank, Minot, ND. Total rentable square footage, 3,702.

FY2013 -	Multi-Family Residential -
Chateau I, Minot, ND; Colonial Villa, Burnsville, MN; Colony, Lincoln, NE; First Avenue, Minot, ND; Lakeside Village, Lincoln, NE; Ponds at Heritage Place, Sartell, MN; Quarry Ridge II, Rochester, MN; Villa West, Topeka, KS; Whispering Ridge, Omaha, NE and Williston Garden, Williston, ND.
Total number of units, 1,738.

	Commercial Office -	Dewey Hill Business Center, Edina, MN. Total rentable square footage, 73,338.
	Commercial Healthcare -	Jamestown Medical Office Building, Jamestown, ND. Total rentable square footage, 45,222.
	Commercial Industrial -	Minot IPS, Minot, ND and Stone Container, Roseville, MN. Total rentable square footage, 256,770.
	Commercial Retail -	Arrowhead First International Bank, Minot, ND. Total rentable square footage, 3,702.

Acquisitions, Development Projects Place in Service and Dispositions
During the fourth quarter of fiscal year 2014, the Company closed on its acquisition of:
•	a 39,500-square foot commercial medical property in Fruitland, Idaho, for a purchase price of $7.1 million, paid in cash;
•	an approximately 4.7-acre parcel of vacant land in Isanti, Minnesota, acquired for possible future development, for a purchase price of approximately $50,000, paid in cash; and
•	an approximately 10.8-acre parcel of vacant land in Rapid City, South Dakota, acquired for possible future development, for a purchase price of $1.4 million, paid in cash.
The Company placed no development projects in service and sold no properties during the fourth quarter of fiscal year 2014.
Impairment
During fiscal year 2014, the Company recognized non-cash impairment of $44.4 million on 15 properties, of which $1.9 million is included in discontinued operations. Information regarding these impairments is contained in Note 2 to the financial statements included in the Company's 2014 10-K.
The $44.4 million impairment includes the Company's recognition of a non-cash $34.9 million impairment on eight commercial office properties located in four states. These properties are part of a portfolio of nine commercial office properties, with a total of approximately 936,000 rentable square feet, securing a $122.6 million non-recourse CMBS loan with a maturity date of October 6, 2016. The loan bears a fixed rate of interest of 5.92% per annum, with monthly interest-only payments through maturity totaling approximately $7.4 million per year. Due to concerns over the borrower's ability to refinance the portfolio at loan maturity, the Company revised its assumptions regarding the holding period of these properties. Impairment testing performed in connection with the preparation of the financial statements included in the Company's 2014 10-K indicated that impairment indicators were present.

The Company commissioned a third-party appraisal of each of the properties, the result of which indicated a fair value of the portfolio below its net book value, and, accordingly, an impairment was recorded for the difference. Cash flow from the portfolio currently covers debt service on the loan, and the borrower, a special-purpose subsidiary of the Company, is current on all payments under the loan.
The nine commercial office properties in this portfolio are the Flagship Corporate Center in Eden Prairie, Minnesota; Gateway Corporate Center in Woodbury, Minnesota; Pacific Hills Plaza in Omaha, Nebraska; Miracle Hills Executive Center in Omaha, Nebraska; Farnam Executive Center in Omaha, Nebraska; Corporate Center West in Omaha, Nebraska; Woodlands Plaza in St. Louis, Missouri; Riverport in Maryland Heights, Missouri; and Timberlands at Tomahawk in Leawood, Kansas. Portfolio net operating income in fiscal year 2014 totaled approximately $9.3 million. Although the portfolio was approximately 90% occupied as of April 30, 2014, rental revenue from the portfolio has declined significantly since the Company's acquisition of the portfolio for a total cost of approximately $147.1 million in fiscal year 2007.
Because the loan amount significantly exceeds the Company's current estimate of the fair value of this nine-property portfolio, the Company is working to initiate discussions with the loan servicer to discuss various alternatives with regard to the loan. Although the Company cannot predict the outcome of discussions with the loan servicer regarding the loan, the Company has analyzed various possible scenarios, such as a restructuring of the debt, a discounted payoff, and conveyance of the properties to the lender. Although no assurances can be given, because the debt is non-recourse to the Company, no further loss to the Company would be expected to be incurred with respect to the properties following any such discounted payoff, restructuring or conveyance. If the outcome of discussions with the loan servicer were to be a conveyance of the portfolio, the Company currently estimates that this would result in an approximately $0.02 per share reduction in annual FFO, an approximately $0.01 per share increase in Adjusted Funds from Operations, an approximately 3% reduction in the Company's mortgage debt to market capitalization, and an approximately 0.37x decrease in the Company's Debt to Adjusted EBITDA ratio (all such estimates as of April 30, 2014).4
Shareholder Equity, Distributions and Capital Structure
As of April 30, 2014, IRET had a total capitalization of $2.4 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company's outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company's sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company's preferred shares and the outstanding principal balance of the consolidated debt of the Company.
On April 1, 2014, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET's 172nd consecutive distribution. IRET also paid, on March 31, 2014, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.
Distribution Declared.  Subsequent to the end of fiscal year 2014, on June 2, 2014, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable July 1, 2014 to common shareholders and unitholders of record on June 16, 2014. Also on June 2, 2014, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable June 30, 2014 to Series A preferred shareholders of record on June 16, 2014, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable June 30, 2014 to Series B preferred shareholders of record on June 16, 2014.
Conference Call Information
The Conference Call for 4th Quarter Earnings is scheduled for Tuesday, July 1, 2014 at 9:00 A.M. Central Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:
USA Toll Free Number: 1-888-317-6016
International Toll Free Number: 1-412-317-6016
Canada Toll Free Number: 1-855-669-9657
A webcast and transcript of the call will be archived on the "Investor Info/ Presentations & Events/Presentations" page of IRET's website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.
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4	FFO, AFFO and Adjusted EBITDA are non-GAAP measures; see definitions on p. 31, and reconciliations of FFO to net (loss) income on p. viii, of AFFO to net (loss) income on p. 8 and of Adjusted EBITDA to net (loss) income on p. 9.

About IRET
IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 93 multi-family residential properties with 10,779 apartment units; and 65 commercial office properties, 67 commercial healthcare properties (including senior housing), 8 commercial industrial properties and 26 commercial retail properties with a total of approximately 10.4 million square feet of leasable space.  IRET common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). IRET's press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.
Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2014 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands)
	April 30, 2014	April 30, 2013
		(as revised)
ASSETS
Real estate investments
Property owned	$1,996,031	$2,032,970
Less accumulated depreciation	(424,288)	(420,421)
	1,571,743	1,612,549
Development in progress	104,609	46,782
Unimproved land	22,864	21,503
Total real estate investments	1,699,216	1,680,834
Real estate held for sale	2,951	0
Cash and cash equivalents	47,267	94,133
Other investments	329	639
Receivable arising from straight-lining of rents, net of allowance of $796 and $830, respectively	27,096	26,354
Accounts receivable, net of allowance of $248 and $563, respectively	10,206	4,534
Real estate deposits	145	196
Prepaid and other assets	4,639	5,124
Intangible assets, net of accumulated amortization of $24,071 and $27,708, respectively	32,639	40,457
Tax, insurance, and other escrow	20,880	12,569
Property and equipment, net of accumulated depreciation of $2,041 and $1,673, respectively	1,681	1,221
Goodwill	1,100	1,106
Deferred charges and leasing costs, net of accumulated amortization of $21,068 and $18,714, respectively	21,072	22,387
TOTAL ASSETS	$1,869,221	$1,889,554
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$59,105	$50,797
Revolving line of credit	22,500	10,000
Mortgages payable	997,689	1,049,206
Other	63,178	18,170
TOTAL LIABILITIES	1,142,472	1,128,173
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	6,203	5,937
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2014 and April 30, 2013, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at April 30, 2014 and April 30, 2013, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 109,019,341 shares issued and outstanding at April 30, 2014, and 101,487,976 shares issued and outstanding at April 30, 2013)	843,268	784,454
Accumulated distributions in excess of net income	(389,758)	(310,341)
Total Investors Real Estate Trust shareholders' equity	592,184	612,787
Noncontrolling interests – Operating Partnership (21,093,445 units at April 30, 2014 and 21,635,127 units at April 30, 2013)	105,724	122,539
Noncontrolling interests – consolidated real estate entities	22,638	20,118
Total equity	720,546	755,444
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,869,221	$1,889,554

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and twelve months ended April 30, 2014 and 2013

	(in thousands, except per share data)
	Three Months Ended April 30		Twelve Months Ended April 30
	2014	2013	2014	2013
REVENUE
Real estate rentals	$55,665	$52,677	$219,921	$204,719
Tenant reimbursement	11,318	11,507	45,561	43,339
TOTAL REVENUE	66,983	64,184	265,482	248,058
EXPENSES
Depreciation/amortization related to real estate investments	16,436	15,033	67,592	59,306
Utilities	6,691	5,224	21,864	18,792
Maintenance	8,439	7,445	31,158	28,340
Real estate taxes	8,567	8,400	32,982	32,182
Insurance	1,261	936	5,165	3,734
Property management expenses	4,578	3,710	16,961	15,003
Other property expenses	53	242	357	1,008
Administrative expenses	2,625	1,934	9,938	7,904
Advisory and trustee services	176	158	805	590
Other expenses	502	677	2,132	2,173
Amortization related to non-real estate investments	826	795	3,326	3,027
Impairment of real estate investments	37,768	0	42,566	0
TOTAL EXPENSES	87,922	44,554	234,846	172,059
Gain on involuntary conversion	0	2,821	2,480	5,084
Operating income	(20,939)	22,451	33,116	81,083
Interest expense	(14,617)	(14,600)	(59,142)	(61,154)
Interest income	562	46	1,908	222
Other income	523	102	779	526
(Loss) income before loss on sale of real estate and other investments and income from discontinued operations	(34,471)	7,999	(23,339)	20,677
Loss on sale of real estate and other investments	(51)	0	(51)	0
(Loss) income from continuing operations	(34,522)	7,999	(23,390)	20,677
Income from discontinued operations	0	3,814	6,450	9,295
NET (LOSS) INCOME	(34,522)	11,813	(16,940)	29,972
Net loss (income) attributable to noncontrolling interests – Operating Partnership	6,082	(1,536)	4,676	(3,633)
Net income attributable to noncontrolling interests – consolidated real estate entities	(102)	(262)	(910)	(809)
Net (loss) income attributable to Investors Real Estate Trust	(28,542)	10,015	(13,174)	25,530
Dividends to preferred shareholders	(2,878)	(2,879)	(11,514)	(9,229)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(31,420)	$7,136	$(24,688)	$16,301
(Loss) earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$(.29)	$.04	$(.28)	$.09
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.00	.03	.05	.08
NET (LOSS) INCOME PER COMMON SHARE – BASIC & DILUTED	$(.29)	$.07	$(.23)	$.17
DIVIDENDS PER COMMON SHARE	$.1300	$.1300	$.5200	$.5200

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and twelve months ended April 30, 2014 and 2013

Three Months Ended April 30,	(in thousands, except per share amounts)
	2014			2013
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net (loss) income attributable to Investors Real Estate Trust	$(28,542)			$10,015
Less dividends to preferred shareholders	(2,878)			(2,879)
Net (loss) income available to common shareholders	(31,420)	107,992	$(0.29)	7,136	96,692	$0.07
Adjustments:
Noncontrolling interest – Operating Partnership	(6,082)	21,252		1,536	21,500
Depreciation and amortization(1)	17,239			16,572
Impairment of real estate	37,768			305
Loss (gain) on depreciable property sales	51			(3,433)
Funds from operations applicable to common shares and Units	$17,556	129,244	$0.14	$22,116	118,192	$0.19

Twelve Months Ended April 30,	(in thousands, except per share amounts)
	2014			2013
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net (loss) income attributable to Investors Real Estate Trust	$(13,174)			$25,530
Less dividends to preferred shareholders	(11,514)			(9,229)
Net (loss) income available to common shareholders	(24,688)	105,331	$(0.23)	16,301	93,344	$0.17
Adjustments:
Noncontrolling interest – Operating Partnership	(4,676)	21,697		3,633	21,191
Depreciation and amortization(4)	71,830			65,542
Impairment of real estate	44,426			305
Gain on depreciable property sales	(6,948)			(6,885)
Funds from operations applicable to common shares and Units	$79,944	127,028	$0.63	$78,896	114,535	$0.69
(1)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $17,262 and $15,828, and depreciation/amortization from Discontinued Operations of $0 and $779, less corporate-related depreciation and amortization on office equipment and other assets of $23 and $35, for the three months ended January 31, 2014 and 2013, respectively.
(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company's discretion, for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Consolidated Statements of Operations, totaling $70,918 and $62,333 and depreciation/amortization from Discontinued Operations of $1,010 and $3,416, less corporate-related depreciation and amortization on office equipment and other assets of $98and $207 for the fiscal years ended April 30, 2014 and 2013, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and twelve months ended April 30, 2014 and 2013

Three Months Ended April 30, 2014	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$26,400	$19,365	$15,917	$1,622	$3,679	$66,983
Real estate expenses	13,133	9,876	4,595	594	1,391	29,589
Net operating income	$13,267	$9,489	$11,322	$1,028	$2,288	37,394
Depreciation/amortization						(17,262)
Administrative, advisory and trustee services						(2,801)
Impairment of real estate investments						(37,768)
Other expenses						(502)
Interest expense						(14,617)
Interest and other income						1,085
Loss before loss on sale of real estate and other investments						(34,471)
Loss on sale of real estate and other investments						(51)
Net loss						$(34,522)

Three Months Ended April 30, 2013	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$23,166	$19,748	$15,689	$1,995	$3,586	$64,184
Real estate expenses	9,939	9,675	4,393	521	1,429	25,957
Gain on involuntary conversion	1,589	0	0	0	1,232	2,821
Net operating income	$14,816	$10,073	$11,296	$1,474	$3,389	41,048
Depreciation/amortization						(15,828)
Administrative, advisory and trustee services						(2,092)
Other expenses						(677)
Interest expense						(14,600)
Interest and other income						148
Income from continuing operations						7,999
Income from discontinued operations						3,814
Net income						$11,813

Twelve Months Ended April 30, 2014		(in thousands)
Multi-Family Residential		Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$102,059	$77,440	$65,258	$6,894	$13,831	$265,482
Real estate expenses	46,138	38,190	17,127	2,043	4,989	108,487
Gain on involuntary conversion	2,480	0	0	0	0	2,480
Net operating income	$58,401	$39,250	$48,131	$4,851	$8,842	159,475
Depreciation/amortization						(70,918)
Administrative, advisory and trustee services						(10,743)
Impairment of real estate investments						(42,566)
Other expenses						(2,132)
Interest expense						(59,142)
Interest and other income						2,687
Loss before loss on sale of real estate and other investments and income from discontinued operations						(23,339)
Loss on sale of real estate and other investments						(51)
Income from continuing operations						(23,390)
Income from discontinued operations						6,450
Net income						$(16,940)

Twelve Months Ended April 30, 2013	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$89,923	$75,962	$61,975	$6,700	$13,498	$248,058
Real estate expenses	38,223	37,267	16,779	1,871	4,919	99,059
Gain on involuntary conversion	3,852	0	0	0	1,232	5,084
Net operating income	$55,552	$38,695	$45,196	$4,829	$9,811	154,083
Depreciation/amortization						(62,333)
Administrative, advisory and trustee services						(8,494)
Other expenses						(2,173)
Interest expense						(61,154)
Interest and other income						748
Income from continuing operations						20,677
Income from discontinued operations						9,295
Net income						$29,972